Exhibit 99.1

Azenta Reports Results of Second Quarter of Fiscal 2023 and Announces Business Realignment

BURLINGTON, Mass., May 9, 2023 (PR Newswire) – Azenta, Inc. (Nasdaq: AZTA) today reported financial results for the second quarter ended March 31, 2023.

	Quarter Ended
Dollars in millions, except per share data	March 31,	December 31,	March 31,	Change
	2023	2022	2022	Prior Qtr	Prior Yr.
Revenue from Continuing Operations	$148	$178	$146	(17)%	2%
Organic growth ex-COVID impacts					(2)%
Life Sciences Products	$59	$90	$54	(34)%	10%
Life Sciences Services	$90	$89	$92	1%	(3)%

Diluted EPS Continuing Operations	$(0.03)	$(0.15)	$(0.02)	nm	nm
Diluted EPS Total	$(0.07)	$(0.15)	$28.28	nm	nm

Non-GAAP Diluted EPS Continuing Operations	$(0.06)	$0.12	$0.12	nm	nm
Adjusted EBITDA Continuing Operations	$(2)	$12	$19	nm	nm

Management Comments

“Second quarter results reflect a combination of solid progress on the Services side of the business offset by timing-related issues impacting performance in Products, most notably in B Medical. We are particularly encouraged by the results of the Genomics Services business, which included a sequential, broad based recovery in gene synthesis,” stated Steve Schwartz, President and CEO. “B Medical continues to navigate variable timing in the final receipt of orders, however, we remain confident in the growth prospects of this business based on the notable projects on track to be completed.”

“Today we also announced a business realignment, which we believe will best position the Company to meet the needs of our customers, and in turn, accelerate growth of the business. In conjunction with the realignment, we are in the process of streamlining our manufacturing operations around key centers of excellence. We expect to realize $15 million in annual cost reduction in addition to the previously announced cost saving initiative.”

“We are keenly focused on driving profitable growth and remain committed to delivering shareholder value through our operations as well as through our capital deployment strategy. Since late November 2022 to date, we have repurchased roughly 15% of our outstanding shares and by the end of calendar year 2023 we expect to have applied a total of $1 billion to share repurchases.”

Second Quarter Fiscal 2023 Results

In addition to reported and organic year-over-year percent changes, the Company has included the year-over-year percent changes of organic revenue ex-COVID which excludes the estimated revenue contribution from products delivered and services rendered to support COVID testing and research, and estimated constraints on the business due to disruptions in customer demand or the Company’s ability to deliver in the COVID environment.

% Change Year over Year	Reported	Organic	Organic ex-COVID impacts
Total Azenta Revenue	2%	(8)%	(2)%
Life Sciences Products	10%	(21)%	(2)%
Life Sciences Services	(3)%	0%	(2)%

●	Revenue was $148 million, up 2% year over year and down 17% sequentially. Organic revenue declined 8%, which excludes a 3 percentage point headwind from foreign exchange and a 13 percentage point tailwind from acquisitions.
●	Organic revenue declined 2% excluding COVID impacts. The estimated COVID-related revenue was $3 million in the second quarter, including $2 million from B Medical, compared to $10 million in the prior year period, primarily reflecting the decline in sales of consumables for COVID testing.
●	Life Sciences Products revenue increased 10% year over year primarily due to the addition of B Medical. Acquisitions contributed $19 million to revenue in the quarter. Organic revenue declined 21% and was down 2% excluding COVID impacts.
o	The Products business, excluding B Medical, was primarily impacted by lower sales of consumables for COVID testing and continued destocking trends. Storage systems revenue grew 6% year over year in which, despite strong backlog, some planned installations were delayed due to customer facility readiness.
o	B Medical reported revenue of $15 million in the quarter, lower than initially expected due to order delays.
●	Life Sciences Services revenue declined 3% year over year, with organic revenue flat versus second quarter 2022 and down 2% excluding COVID impacts.
o	Sample repository solutions (“SRS”) revenue increased 1% year over year as reported and increased 5% on an organic basis, excluding COVID impacts, led by double-digit growth in core storage.
o	Genomics revenue was down 4% year over year on a reported and organic ex-COVID basis, primarily reflecting the previously reported decline in the synthesis business over recent quarters. Synthesis was 12% lower year over year but provided a quarter-to-quarter expansion of 6% with strong indications of recovery.

Summary of GAAP Earnings Results

●	Operating loss was $13 million. Gross margin was 35.9%, down 12.8 points year over year. Increased amortization and purchase accounting related to the B Medical acquisition drove approximately 4 points of the decline and the balance reflects impacts from weaker revenue mix and inflationary costs. Operating expense was $66 million, lower by $9 million year over year. The decrease was driven by a $17 million reduction in the fair value of the contingent consideration related to B Medical, partially offset by additional operating structure of businesses acquired during the past year.
●	Other income included $10 million of net interest income versus $2 million in the prior year period.
●	Diluted EPS from continuing operations was ($0.03) compared to ($0.02) in the second quarter of fiscal 2022. Diluted EPS from discontinued operations was ($0.04) primarily due to the accrual of a liability related to a prior disposition. Total diluted EPS was ($0.07), compared to $28.28 one year ago.

Summary of Non-GAAP Earnings Results

●	Operating loss was $13 million. Operating margin declined 15.6 points year over year. Gross margin was 41.1%, down 8.5 points year over year, driven by weaker revenue mix and inflationary costs. Operating expense in the quarter was $74 million, up $12 million year over year driven primarily by the added structure of acquired businesses.
●	Adjusted EBITDA, which excludes stock-based compensation, was ($2.4) million, and Adjusted EBITDA margin was (1.6%), down 14.9 points year over year.
●	The Company recorded $1.5 million of restructuring charges related to the previously announced cost reduction actions. Net of investments, these actions are expected to provide a structural benefit to operating margin of approximately 2 points, equally split between gross margin and operating expense, in the second half of fiscal 2023.
●	Diluted EPS was ($0.06), compared to $0.12 one year ago.

Cash and Liquidity as of March 31, 2023

●	The Company ended the quarter with a total balance of cash, cash equivalents, restricted cash and marketable securities of $1.5 billion.
●	On February 2, 2023, the Company completed the acquisition of Ziath, Ltd., a leading provider of 2D barcode readers for life sciences applications for a cash purchase price of approximately $16 million, net of cash acquired.

Share Repurchase Program Update

●	On April 3, 2023 the Company completed its previously announced $500 million accelerated share repurchase (“ASR”) program and on April 5, 2023 received final settlement of approximately 4 million shares for a total of approximately 10 million shares repurchased under the program.
●	Following completion of the ASR, the Company commenced open market share repurchases under a 10b5-1 program and is committed to repurchase another $500 million, bringing the total repurchase expected by the end of calendar year 2023 to $1 billion. This program is under its previously announced $1.5 billion share repurchase authorization.

Business Realignment Plan

●	The Company announced a realignment of the business to enhance its commercial strategy for accelerating growth and to enable additional profitability initiatives. The Company is forming three operational groups aligned with industry end-users and purchase decision-makers: Multi-Omics, Sample Management Solutions, and B Medical Systems.
o	All Multi-Omics resources will operate under a single structure that aligns scientists, marketing resources, and decision-making around the customer, with a full embodiment of the GENEWIZ heritage of “solid science, superior service.”
o	SRS, Ultracold Systems and Consumables and Instruments resources will operate as a single business unit offering end-to-end sample management services and products.
o	B Medical will continue under its current management structure.
●	The commercial sales organization will be unified but with dedicated leadership aligned with each of the business units. The sales structure includes strategic account management which will continue the cross-offering sales and support which has resulted in significant global enterprise relationships.
●	The new organizational structure is set to be effective October 1, 2023, as the 2024 fiscal year begins.
●	In conjunction with the realignment, plans are also ongoing to integrate and streamline operations leveraging centers of excellence. In total, the Company expects to realize $15 million in annual cost savings from these actions by the end of the 2023 calendar year.

Guidance for Third Quarter Fiscal 2023

The Company announced revenue and earnings guidance for the third quarter fiscal 2023. Total revenue is expected to be in the range of $150 to $168 million. Life Sciences Services revenue is expected to be in the range of $87 to $97 million. Life Sciences Products revenue excluding B Medical is expected to be in the range of $42 to $50 million. B Medical revenue is expected to be approximately $21 million.

Non-GAAP diluted earnings per share is expected to be in the range of ($0.07) to $0.03. GAAP diluted earnings per share from continuing operations is expected to be in the range of ($0.29) to ($0.19).

Conference Call and Webcast

Azenta management will webcast its second quarter fiscal 2023 earnings conference call today at 4:30 p.m. Eastern Time. During the call, Company management will respond to questions concerning, but not limited to, the Company's financial performance, business conditions and industry outlook. Management's responses could contain information that has not been previously disclosed.

The call will be broadcast live over the Internet and, together with presentation materials referenced on the call, will be hosted at the Investor Relations section of Azenta's website at https://investors.azenta.com/events and will be archived online on this website for convenient on-demand replay. In addition, you may call 800- 926-9761 (US & Canada only) or +1-212-231-2919 for international callers to listen to the live webcast.

Regulation G – Use of Non-GAAP financial Measures

The Company supplements its GAAP financial measures with certain non-GAAP financial measures to provide investors a better perspective on the results of business operations, which the Company believes is more comparable to the similar analyses provided by its peers. These measures are not presented in accordance with, nor are they a substitute for, U.S. generally accepted accounting principles, or GAAP. These measures should always be considered in conjunction with appropriate GAAP measures. A reconciliation of non-GAAP measures to the most nearly comparable GAAP measures is included at the end of this release following the consolidated balance sheets, statements of operations and statements of cash flows.

“Safe Harbor Statement” under Section 21E of the Securities Exchange Act of 1934

Some statements in this release are forward-looking statements made under Section 21E of the Securities Exchange Act of 1934. These statements are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Azenta’s financial and business results to differ materially from our expectations. They are based on the facts known to management at the time they are made. Other forward-looking statements include but are not limited to statements about our revenue and earnings expectations, our ability to realize margin improvement from cost reductions, the benefits we expect to realize from the planned realignment of our business, our ability to integrate acquired companies, our ability to improve or retain our market position, and our ability to deliver financial success in the future and otherwise related to future operating or financial performance and opportunities. Factors that could cause results to differ from our expectations include the following: our ability to reduce costs effectively, the impact of the COVID-19 global pandemic on the markets we serve, including our supply chain, and on the global economy generally; the volatility of the life sciences markets the Company serves; our possible inability to meet demand for our products due to difficulties in obtaining components and materials from our suppliers in required quantities and of required quality; the inability of customers to make payments to us when due; price competition; disputes concerning intellectual property; uncertainties in global political and economic conditions; our ability to successfully invest the cash proceeds from the sale of our Semiconductor Automation business; and other factors and other risks, including those that we have described in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K, Current Reports on Form 8-K and our Quarterly Reports on Form 10-Q. As a result, we can provide no assurance that our future results will not be materially different from those projected. Azenta expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions, or circumstances on which any such statement is based. Azenta undertakes no obligation to update the information contained in this press release.

About Azenta Life Sciences
Azenta, Inc. (Nasdaq: AZTA) is a leading provider of life sciences solutions worldwide, enabling impactful breakthroughs and therapies to market faster. Azenta provides a full suite of reliable cold-chain sample management solutions and genomic services across areas such as drug development, clinical research and advanced cell therapies for the industry's top pharmaceutical, biotech, academic and healthcare institutions globally.

Azenta is headquartered in Burlington, Massachusetts, with operations in North America, Europe and Asia. For more information, please visit www.azenta.com.

AZENTA INVESTOR CONTACTS:

Sara Silverman

Head of Investor Relations & Corporate Communications

ir@azenta.com

Sherry Dinsmore

sherry.dinsmore@azenta.com

AZENTA, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2023	2022	2023	2022

Revenue
Products	$51,917	$49,449	$137,715	$95,318
Services	96,484	96,095	189,052	189,878
Total revenue	148,401	145,544	326,767	285,196
Cost of revenue
Products	40,009	24,953	94,108	49,475
Services	55,156	49,766	105,558	97,852
Total cost of revenue	95,165	74,719	199,666	147,327
Gross profit	53,236	70,825	127,101	137,869
Operating expenses
Research and development	8,520	6,896	16,056	13,381
Selling, general and administrative	73,339	67,915	165,891	128,626
Contingent consideration - fair value adjustments	(17,145)	600	(17,145)	600
Restructuring charges	1,499	122	2,961	295
Total operating expenses	66,213	75,533	167,763	142,902
Operating loss	(12,977)	(4,708)	(40,662)	(5,033)
Interest income	10,394	3,076	21,059	3,111
Interest expense	—	(1,555)	—	(2,010)
Loss on extinguishment of debt	—	(632)	—	(632)
Other income (expense)	(2,668)	(1,170)	(1,523)	(2,248)
Loss before income taxes	(5,251)	(4,989)	(21,126)	(6,812)
Income tax benefit	(3,260)	(3,173)	(7,900)	(7,853)
Income (loss) from continuing operations	(1,991)	(1,816)	(13,226)	(1,041)
Income (loss) from discontinued operations, net of tax	(2,936)	2,121,690	(2,936)	2,162,152
Net income (loss)	$(4,927)	$2,119,874	$(16,162)	$2,163,193
Basic net (loss) income per share:
Income (loss) from continuing operations	$(0.03)	$(0.02)	$(0.19)	$0.01
Income (loss) from discontinued operations, net of tax	(0.04)	28.31	(0.04)	28.90
Basic net income (loss) per share	$(0.07)	$28.28	$(0.23)	$28.91
Diluted net income (loss) per share:
Income (loss) from continuing operations	$(0.03)	$(0.02)	$(0.19)	$0.01
Income (loss) from discontinued operations, net of tax	(0.04)	28.31	(0.04)	28.77
Diluted net income (loss) per share	$(0.07)	$28.28	$(0.23)	$28.79
Weighted average shares used in computing net income per share:
Basic	69,111	74,958	70,858	74,823
Diluted	69,111	74,958	70,858	75,145

AZENTA, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

(In thousands, except share and per share data)

	March 31,	September 30,
	2023	2022

Assets
Current assets
Cash and cash equivalents	$667,365	$658,274
Short-term marketable securities	513,651	911,764
Accounts receivable, net of allowance for expected credit losses ($7,696 and $5,162, respectively)	167,960	163,758
Inventories	150,727	85,544
Derivative asset	1,278	124,789
Short-term restricted cash	4,021	382,596
Prepaid expenses and other current assets	80,732	132,621
Total current assets	1,585,734	2,459,346
Property, plant and equipment, net	215,301	154,470
Long-term marketable securities	266,176	352,020
Long-term deferred tax assets	490	1,169
Goodwill	790,494	513,623
Intangible assets, net	323,927	178,401
Other assets	67,692	57,093
Total assets	$3,249,814	$3,716,122
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$45,306	$38,654
Deferred revenue	46,048	39,748
Accrued warranty and retrofit costs	5,380	2,890
Accrued compensation and benefits	27,632	41,898
Accrued income taxes payable	5,228	28,419
Accrued expenses and other current liabilities	83,050	78,937
Total current liabilities	212,644	230,546
Long-term tax reserves	1,720	1,684
Long-term deferred tax liabilities	70,104	64,555
Long-term pension liabilities	280	261
Long-term operating lease liabilities	57,137	49,227
Other long-term liabilities	12,702	6,463
Total liabilities	354,587	352,736
Stockholders' equity
Preferred stock, $0.01 par value - 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value - 125,000,000 shares authorized, 82,609,256 shares issued and 69,147,387 shares outstanding at March 31, 2023, 88,482,125 shares issued and 75,020,256 shares outstanding at September 30, 2022	826	885
Additional paid-in capital	1,495,118	1,992,017
Accumulated other comprehensive loss	(38,870)	(83,916)
Treasury stock, at cost - 13,461,869 shares at March 31, 2023 and September 30, 2022	(200,956)	(200,956)
Retained earnings	1,639,109	1,655,356
Total stockholders' equity	2,895,227	3,363,386
Total liabilities and stockholders' equity	$3,249,814	$3,716,122

AZENTA, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(In thousands, except share and per share data)

	Six Months Ended
	March 31,
	2023	2022
Cash flows from operating activities
Net income (loss)	$(16,162)	$2,163,193
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	42,140	26,005
Stock-based compensation	6,096	7,230
Contingent consideration adjustment	(17,145)	600
Amortization of deferred financing costs	—	66
Amortization of premium on marketable securities and deferred financing costs	(5,284)	—
Deferred income taxes	(20,843)	11,054
Loss on extinguishment of debt	—	632
Purchase accounting impact on inventory	5,781	—
(Gain) loss on disposals of property, plant and equipment	31	(30)
Gain on divestiture, net of tax		(2,130,351)
Fees paid stemming from divestiture	—	(52,461)
Accounts receivable	23,925	(456)
Inventories	(11,504)	(55,033)
Accounts payable	(5,677)	(7,906)
Deferred revenue	3,625	5,215
Accrued warranty and retrofit costs	622	(198)
Accrued compensation and tax withholdings	(21,797)	10,875
Accrued restructuring costs	820	(113)
Other current assets and liabilities	(23,798)	(34,061)
Net cash (used in) provided by operating activities	(39,170)	(55,739)
Cash flows from investing activities
Purchases of property, plant and equipment	(21,705)	(44,326)
Purchases of technology intangibles	—	(4,000)
Purchases of marketable securities	(233,584)	(1,074,428)
Sales and maturities of marketable securities	728,171	3,710
Proceeds from divestiture, net of cash transferred	—	2,927,245
Net Investment hedge settlement	29,313	—
Acquisitions, net of cash acquired	(387,665)	—
Net cash provided by (used in) investing activities	114,530	1,808,201
Cash flows from financing activities
Proceeds from issuance of common stock	—	3,461
Payments of financing costs	—	(312)
Principal payments on debt	—	(49,725)
Common stock dividends paid	—	(7,494)
Payment for contingent consideration related to acquisition	—	(9,400)
Payment of finance leases	(230)	—
Stock repurchase	(500,000)	—
Withholding tax payments on net share settlements on equity awards	(4,906)	—
Net cash used in financing activities	(505,136)	(63,470)
Effects of exchange rate changes on cash and cash equivalents	60,355	(25,372)
Net decrease in cash, cash equivalents and restricted cash	(369,421)	1,663,620
Cash, cash equivalents and restricted cash, beginning of period	1,041,296	285,333
Cash, cash equivalents and restricted cash, end of period	$671,875	$1,948,954
Supplemental disclosures:
Cash paid for income taxes, net	35,286	20,782
Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets
	March 31,	September 30,
	2023	2022
Cash and cash equivalents of continuing operations	$667,365	$658,274
Short-term restricted cash	4,021	382,596
Long-term restricted cash included in other assets	489	426
Total cash, cash equivalents and restricted cash shown in the consolidated statements of cash flows	$671,875	$1,041,296

Notes on Non-GAAP Financial Measures

Non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management adjusts the GAAP results for the impact of amortization of intangible assets, restructuring charges, purchase price accounting adjustments and charges related to M&A to provide investors better perspective on the results of operations which the Company believes is more comparable to the similar analysis provided by its peers.  Management also excludes special charges and gains, such as impairment losses, gains and losses from the sale of assets, certain tax benefits and charges, as well as other gains and charges that are not representative of the normal operations of the business. Management strongly encourages investors to review our financial statements and publicly filed reports in their entirety and not rely on any single measure.

	Quarter Ended
	March 31, 2023		December 31, 2022		March 31, 2022
		per diluted		per diluted		per diluted
Dollars in thousands, except per share data	$	share	$	share	$	share
Net loss from continuing operations	$(1,991)	$(0.03)	$(11,235)	$(0.15)	$(1,816)	$(0.02)
Adjustments:
Purchase accounting impact on inventory	2,912	0.04	2,869	0.04	—	—
Amortization of intangible assets	12,411	0.18	11,541	0.16	7,887	0.10
Restructuring related charges	1,499	0.02	1,462	0.02	122	0.00
Tariff adjustment	—	—	—	—	(486)	—
Merger and acquisition costs and costs related to share repurchase	19	0.00	11,838	0.16	4,989	0.07
Contingent consideration - fair value adjustments	(17,145)	(0.25)	—	—	600	0.01
Rebranding and transformation costs	10	0.00	(65)	(0.00)	1,297	0.02
Indemnification asset release	—	—	(19)	(0.00)	—	—
Loss on extinguishment of debt	—	—	—	—	632	0.01
Tax adjustments (1)	56	0.00	(1,436)	(0.02)	(900)	(0.01)
Tax effect of adjustments	(1,934)	(0.03)	(6,000)	(0.08)	(3,580)	(0.05)
Non-GAAP adjusted net income (loss) from continuing operations	$(4,164)	$(0.06)	$8,954	$0.12	$8,745	$0.12
Stock based compensation, pre-tax	3,991	0.06	2,226	0.03	5,549	0.07
Tax rate	15%	—	15%	—	15%	—
Stock-based compensation, net of tax	3,392	0.05	1,892	0.03	4,717	0.06
Non-GAAP adjusted net income excluding stock-based compensation - continuing operations	$(772)	$(0.01)	$10,846	$0.15	$13,461	$0.18

Shares used in computing non-GAAP diluted net income per share	—	69,111	—	72,543	—	74,958

	Six Months Ended
	March 31, 2023		March 31, 2022
		per diluted		per diluted
Dollars in thousands, except per share data	$	share	$	share
Net income (loss) from continuing operations	$(13,226)	$(0.19)	$1,041	$0.01
Adjustments:
Purchase accounting impact on inventory	5,781	0.08	—	—
Amortization of intangible assets	23,951	0.34	15,933	0.21
Restructuring related charges	2,960	0.04	296	0.00
Tariff adjustment	—	—	(486)	(0.01)
Merger and acquisition costs and costs related to share repurchase	11,856	0.17	8,708	0.12
Rebranding and transformation costs	(55)	(0.00)	1,916	0.03
Indemnification asset release	(19)	(0.00)	—	—
Contingent consideration - fair value adjustments	(17,145)	(0.24)	600	0.01
Loss on extinguishment of debt	—	—	632	0.01
Tax adjustments (1)	(1,380)	(0.02)	(4,760)	(0.06)
Tax effect of adjustments	(7,934)	(0.11)	(6,225)	(0.08)
Non-GAAP adjusted net income from continuing operations	$4,790	$0.07	$17,655	$0.23
Stock-based compensation, pre-tax	6,217	0.09	9,007	0.12
Tax rate	15%	—	15%	—
Stock-based compensation, net of tax	5,284	$0.07	7,656	0.10
Non-GAAP adjusted net income excluding stock-based compensation - continuing operations	$10,074	$0.14	$25,311	$0.34

Shares used in computing non-GAAP diluted net income per share	—	70,858	—	75,145

(1)	Tax adjustments during all periods include adjustments to tax benefits related to stock compensation. These adjustments are recognized in the period of vesting for US GAAP but included in the annual effective tax rate for Non-GAAP reporting. Tax adjustments for the quarter ended December 31, 2022, included a $1.3M increase to expense related to the exclusion of a benefit from an incentive tax rate change in China. Tax adjustments for the quarter ended March 31, 2022, include a $1.9M increase to expense related to the exclusion of allocations between continuing operations and discontinued operations.

	Quarter Ended			Six Months Ended
	March 31,	December 31,	March 31,	March 31,	March 31,
Dollars in thousands	2023	2022	2022	2023	2022
GAAP net (loss) income	$(4,927)	$(11,234)	$2,119,874	$(16,161)	$2,163,193
Less: Income from discontinued operations	2,936	—	(2,121,690)	2,936	(2,162,152)
GAAP net (loss) income from continuing operations	(1,991)	(11,234)	(1,816)	(13,225)	1,041
Adjustments:
Less: Interest income	(10,394)	(10,707)	(3,076)	(21,059)	(3,111)
Add: Interest expense	—	43	1,555	—	2,010
Add / Less: Income tax provision (benefit)	(3,260)	(4,640)	(3,173)	(7,900)	(7,853)
Add: Depreciation	9,549	8,640	5,316	18,189	10,524
Add: Amortization of completed technology	4,901	4,168	1,840	9,070	3,613
Add: Amortization of customer relationships and acquired intangible assets	7,509	7,372	6,047	14,882	12,319
Add: Loss on extinguishment of debt	—	—	632	—	632
Earnings before interest, taxes, depreciation and amortization - Continuing operations	$6,315	$(6,358)	$7,324	$(44)	$19,175

	Quarter Ended			Six Months Ended
	March 31,	December 31,	March 31,	March 31,	March 31,
Dollars in thousands	2023	2022	2022	2023	2022
Earnings before interest, taxes, depreciation and amortization - Continuing operations	$6,315	$(6,358)	$7,324	$(44)	$19,175
Adjustments:
Add: Stock-based compensation	3,991	2,226	5,549	6,217	9,007
Add: Restructuring related charges	1,499	1,462	122	2,960	296
Add: Purchase accounting impact on inventory	2,912	2,869	—	5,781	—
Add: Merger and acquisition costs and costs related to share repurchase	19	11,838	4,989	11,857	8,708
Contingent consideration - fair value adjustments	(17,145)	—	600	(17,145)	600
Add: Tariff adjustment	—	—	(486)	—	(486)
Rebranding and transformation costs	10	(65)	1,297	(55)	1,916
Less: Indemnification asset release	—	(19)	—	(19)	—
Adjusted earnings before interest, taxes, depreciation and amortization - Continuing operations	$(2,400)	$11,952	$19,395	$9,552	$39,216

	Quarter Ended
Dollars in thousands	March 31, 2023		December 31, 2022		March 31, 2022
GAAP gross profit	$53,236	35.9%	$73,865	41.4%	$70,825	48.7%
Adjustments:
Amortization of completed technology	4,901	3.3	4,168	2.3	1,840	1.3
Purchase accounting impact on inventory	2,912	2.0	2,869	1.6	—	—
Tariff adjustment	—	—	—	—	(486)	(0.3)
Non-GAAP adjusted gross profit	$61,049	41.1%	$80,902	45.4%	$72,179	49.6%

	Six Months Ended
Dollars in thousands	March 31, 2023		March 31, 2022
GAAP gross profit	$127,101	38.9%	$137,869	48.3%
Adjustments:
Amortization of completed technology	9,070	2.8	3,613	1.3
Purchase accounting impact on inventory	5,780	1.8	—	—
Tariff adjustment	—	—	(486)	(0.2)
Non-GAAP adjusted gross profit	$141,951	43.4%	$140,996	49.4%

	Life Sciences Products						Life Sciences Services
	Quarter Ended						Quarter Ended
	March 31,		December 31,		March 31,		March 31,		December 31,		March 31,
Dollars in thousands	2023		2022		2022		2023		2022		2022
GAAP gross profit	$14,284	24.3%	$32,980	36.8%	$26,290	49.0%	$38,952	43.5%	$40,885	46.1%	$44,535	48.4%
Adjustments:
Amortization of completed technology	3,569	6.1	2,846	3.2	267	0.5	1,333	1.5	1,322	1.5	1,572	1.7
Purchase accounting impact on inventory	2,912	4.9	2,869	3.2	—	—	—	—	—	—	—	—
Tariff adjustment	—	—	—	—	—	—	—	—	—	—	(486)	(0.5)
Non-GAAP adjusted gross profit	$20,765	35.3%	$38,695	43.2%	$26,557	49.5%	$40,285	45.0%	$42,207	47.6%	$45,621	49.6%

	Life Sciences Products			Life Sciences Services
	Quarter Ended			Quarter Ended
	March 31,	December 31,	March 31,	March 31,	December 31,	March 31,
Dollars in thousands	2023	2022	2022	2023	2022	2022
GAAP operating profit (loss)	$(16,402)	$(3,798)	$5,021	$(4,877)	$(4,612)	$3,770
Adjustments:
Amortization of completed technology	3,569	2,846	267	1,333	1,322	1,572
Purchase accounting impact on inventory	2,912	2,869	—	—	—	—
Restructuring related charges	—	—	—	110	—	—
Other adjustment	102	1,413	—	—	—	—
Tariff adjustment	—	—	—	—	—	(486)
Non-GAAP adjusted operating profit (loss)	$(9,819)	$3,330	$5,288	$(3,434)	$(3,290)	$4,856

	Total Segments			Corporate			Total
	Quarter Ended			Quarter Ended			Quarter Ended
	March 31,	December 31,	March 31,	March 31,	December 31,	March 31,	March 31,	December 31,	March 31,
Dollars in thousands	2023	2022	2022	2023	2022	2022	2023	2022	2022
GAAP operating profit (loss)	$(21,279)	$(8,410)	$8,791	$8,302	$(19,274)	$(13,499)	$(12,977)	$(27,684)	$(4,708)
Adjustments:
Amortization of completed technology	4,901	4,168	1,840	—	—	—	4,901	4,168	1,840
Amortization of customer relationships and acquired intangible assets	102	—	—	7,407	7,372	6,047	7,509	7,372	6,047
Purchase accounting impact on inventory	2,912	2,869	—	—	—	—	2,912	2,869	—
Restructuring related charges	110	—	—	1,389	1,462	122	1,499	1,462	122
Tariff adjustment	—	—	(486)	—	—	—	—	—	(486)
Rebranding and transformation costs	—	—	—	10	(65)	1,297	10	(65)	1,297
Other adjustment	—	1,413	—	230	(1,413)	—	230	—	—
Contingent consideration adjustment	—	—	—	(17,145)	—	600	(17,145)	—	600
Merger and acquisition costs and costs related to share repurchase	—	—	—	(211)	11,838	4,989	(211)	11,838	4,989
Non-GAAP adjusted operating profit (loss)	$(13,254)	$40	$10,145	$(18)	$(80)	$(444)	$(13,272)	$(40)	$9,701

	Life Sciences Products		Life Sciences Services
	Six Months Ended		Six Months Ended
Dollars in thousands	March 31,	March 31,	March 31,	March 31,
	2023	2022	2023	2022
GAAP operating profit (loss)	$(20,199)	$9,208	$(9,489)	$10,071
Adjustments:
Amortization of completed technology	6,415	471	2,655	3,142
Purchase accounting impact on inventory	5,781	—	—	—
Other adjustment	1,515	—	110
Tariff adjustment	—	—	—	(486)
Non-GAAP adjusted operating profit (loss)	$(6,488)	$9,679	$(6,724)	$12,727

	Total Segments		Corporate		Total
	Six Months Ended		Six Months Ended		Six Months Ended
Dollars in thousands	March 31,	March 31,	March 31,	March 31,	March 31,	March 31,
	2023	2022	2023	2022	2023	2022
GAAP operating profit (loss)	$(29,688)	$19,279	$(10,973)	$(24,312)	$(40,661)	$(5,033)
Adjustments:
Amortization of completed technology	9,070	3,613	—	—	9,070	3,613
Amortization of customer relationships and acquired intangible assets	—	—	14,882	12,319	14,882	12,319
Purchase accounting impact on inventory	5,781	—	—	—	5,781	—
Restructuring related charges	—	—	2,960	296	2,960	296
Tariff adjustment	—	(486)	—	—	—	(486)
Rebranding and transformation costs	—	—	(55)	1,916	(55)	1,916
Merger and acquisition costs and costs related to share repurchase	1,624	—	10,232	8,708	11,856	8,708
Contingent consideration - fair value adjustments	—	—	(17,145)	600	(17,145)	600
Non-GAAP adjusted operating profit (loss)	$(13,213)	$22,406	$(99)	$(473)	$(13,312)	$21,933

The Company has referenced in the explanation of revenue the estimated impact of COVID. In addition to reported and organic year-over-year percent changes, the Company has included the year-over-year percent changes of organic revenue ex-COVID which excludes the estimated revenue contribution from products delivered and services rendered to support COVID testing and research, and estimated constraints on the business due to disruptions in customer demand or the Company’s ability to deliver in the COVID environment.

	Life Sciences Products			Life Sciences Services			Azenta Total
	Quarter Ended			Quarter Ended			Quarter Ended
	March 31,	March 31,		March 31,	March 31,		March 31,	March 31,
Dollars in millions	2023	2022	Change	2023	2022	Change	2023	2022	Change
Revenue	$59	$54	10%	$90	$92	(3)%	$148	$146	2%
Acquisitions/divestitures	19	—	(35)%	—	—	—%	19	—	(13)%
Currency exchange rates	(2)	—	4%	(2)	—	2%	(4)	—	3%
Organic revenue	42	54	(21)%	92	92	—%	134	146	(8)%
Estimated impact of COVID	—	10	19%	1	(1)	(2)%	1	10	6%
Organic revenue ex COVID	$42	$43	(2)%	$91	$93	(2)%	$133	$136	(2)%